UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 16, 2021

Duolingo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-40653	45-3055872
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)
5900 Penn Avenue
Pittsburgh, Pennsylvania 15206
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (412) 567-6602

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	DUOL	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

On November 16, 2021, Duolingo, Inc. (the “Company”) entered into a Lease (the “New Lease”), effective as of November 16, 2021 (the “Effective Date”), with 5704 Penn Office, LLC (the “Landlord”) to lease approximately 38,000 square feet of office space located at Liberty East at 141 South Saint Clair Street, Pittsburgh, Pennsylvania (the “Premises”) for additional office space.

The term of the New Lease commences on the Effective Date and ends on the 13th anniversary of the Rent Commencement Date, described below. The Company has the option to extend the term of the New Lease for two additional consecutive five year terms.

The Company’s obligation for the payment of base rent (the “Base Rent”) for the Premise commences on the date on which the Landlord delivers to the Company the Premises, which is the later of the date the Landlord delivers the Premises to the Company with the Landlord’s work having been substantially completed or (2) May 1, 2022 (the “Rent Commencement Date”). The Base Rent will be fixed at approximately $148,000 per month and will increase by approximately 2.0% per annum. The Company will also be obligated to pay to the Landlord certain costs, taxes and operating expenses related with the New Lease and the Premises, subject to certain exclusions. The Landlord will provide the Company with an improvement allowance of up to approximately $2.3 million in the aggregate for costs relating to the design, permitting, and construction of improvements to the Premise. The New Lease provides for a rent abatement of $1.4 million, applied in equal monthly amounts, during the first year of the term of the New Lease such that the monthly Base Rent will be approximately $2,500.

The Landlord has the right to terminate the New Lease upon customary events of default. The Company may also terminate the New Lease effective as of April 30, 2030 so long as the Company gives notice no later than April 30, 2029 and pays a Termination Fee of approximately $2.9 million concurrent with such notice.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth in or incorporated by reference into Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUOLINGO, INC.

Date: November 22, 2021	By:	/s/ Matthew Skaruppa
Matthew Skaruppa
Chief Financial Officer